UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 9, 2006

                        MCKENZIE BAY INTERNATIONAL, LTD.
                          (EXACT NAME OF REGISTRANT AS
                           SPECIFIED IN ITS CHARTER)

                DELAWARE                                 000-49690
   (STATE OR OTHER JURISDICTION OF INCORPORATION)  (COMMISSION FILE NUMBER)

                                   51-0386871
                       (IRS EMPLOYER IDENTIFICATION NO.)

                        37899 Twelve Mile Road, Ste.#300
                        Farmington Hills, Michigan 48331

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                     49331
                                   (ZIP CODE)

             REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                (248) 489-1961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

=============================================================================

                             Section 8-Other Events

Item 8.01.- Other Events

WindStor Wind Turbine Improvement.

Farmington Hills, MI- McKenzie Bay International Ltd.'s (MKBY:OTCBB) subsidiary WindStor Power Company has retained Analytical Design Service Corp., an
Ann Arbor, Michigan engineering firm, to enhance the prototype WindStor design, as modified, for a 200kW unit, to improve output and efficiency. Analytical Design Service Corp. has advised WindStor
Power that it expects that the output from the 200kW until will be approximately 460,000kW annually in average winds of 15.4mph, as opposed to the expected 262,000kWh annually output in the same winds from the original 200kW prototype design. At an assumed price of electricity of $.125 per kWh each turbine could produce additional revenue annually of $22,000 to $24,000 based upon such an assumed average wind speed. No 200kW turbines have yet been installed by WindStor Power Company.

The WindStor turbine is designed to overcome basic disadvantages encountered by previous vertical axis wind turbines. The primary improvement is the elevation to the blades to the top of the tower with an improved hub and attachment assembly designed to improve performance and streamline maintenance. With the blade placement at the top of a tower, WindStor is designed to take maximum advantage of its omni-directional power generation capacities.

WindStor is a wind energy system designed to generate and distribute electricity at urban and off-grid facilities with a "WindStor Vertical Axis Wind Turbine" and a proprietary "System Integrator."WindStor is owned by WindStor Power Co., a wholly owned subsidiary of McKenzie Bay International, Ltd. Additional information about WindStor can be found at www.mckenziebay.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCKENZIE BAY INTERNATIONAL, LTD.

Date: March 9, 2005

/s/Gregory Bakeman
- ------------------
   Gregory Bakeman
   Chief Executive Officer